Exhibit 10.2

AMENDMENT NO. 5

TO

PRIVATE SHELF AGREEMENT

Dated as of July 20, 2023

PGIM, Inc. (“Prudential”) and

Each other Prudential Affiliate which becomes
bound by the Agreement (defined below)

c/o Prudential Capital Group

2200 Ross Avenue, Suite 4300

Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Private Shelf Agreement, dated as of September 22, 2014,  as amended by Amendment No. 1 to the Private Shelf Agreement, dated August 2, 2017, as further amended by Amendment No. 2 to the Private Shelf Agreement, dated August 10, 2018, as further amended by Amendment No. 3 to the Private Shelf Agreement, dated July 29, 2020, and as further amended by Amendment No. 4 to the Private Shelf Agreement, dated August 13, 2021 (as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Graybar Electric Company, Inc., a New York corporation (the “Company”), Prudential and each Prudential Affiliates which becomes party to the Agreement (each, a “Purchaser” and collectively, the “Purchasers”).  Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

The Company desires to amend the Agreement to (i) increase the size of the Facility to $200,000,000 and (ii) extend the Issuance Period, which would otherwise end on August 2, 2023, to August 2, 2026.

It is hereby agreed by you and us as follows:

i.Amendments to Agreement.

Subject to the conditions herein (including, without limitation, Section II(b)), effective on the date hereof (the “Effective Date”), the Agreement is hereby amended by this letter amendment (this “Amendment”) as follows:

(a) Section 1 Authorization of Notes. Section 1 of the Agreement is hereby deleted and replaced in its entirety as follows:

“The Company will authorize the issue of senior promissory notes (the ‘Shelf Notes’, such term to include any such notes issued in substitution thereof pursuant to Section 13) in the aggregate principal amount of up to $200,000,000, each to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 12 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2(f), and to be substantially in the form of Schedule 1 attached hereto.  The terms ‘Note’ and ‘Notes’ as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.  Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a ‘Series’ of Notes.  Certain capitalized and other terms used in this Agreement are defined in Schedule A.  References to a ‘Schedule’ are references to a Schedule attached to this Agreement unless otherwise specified.  References to a ‘Section’ are references to a Section of this Agreement unless otherwise specified.”

(b) Section 2(b) Issuance Period. Clause (b) of Section 2 of the Agreement is hereby deleted and replaced in its entirety as follows:

“(b)  Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) August 2, 2026 (or if such date is not a Business Day, the Business Day next preceding such date), and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the ‘Issuance Period’.”

II.CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.

(a)Representations and Warranties.  The Company represents and warrants that (i) the execution and delivery of this Amendment has been duly authorized by all necessary corporate action of the Company and this Amendment has been executed and delivered by a duly authorized officer of the Company, and all necessary or required consents to this Amendment (other than any consents required to be obtained solely by a Purchaser) have been obtained and are in full force and effect, (ii) the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation contract and agreement of the Company enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) each representation and warranty set forth in Section 5 of the Agreement (as modified by the updated Schedules 5.3, 5.4, 5.5, and 5.9 attached hereto), is true and correct as of the date of execution and delivery of this Amendment by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), and (iv) no Event of Default or Default under the Agreement exists or has occurred and is continuing on the date hereof.

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(b)Effectiveness.  This Amendment shall become effective upon fulfillment of the following conditions: (i) the Company and Prudential shall have executed a copy of this Amendment on or prior to the Effective Date, (ii) Prudential shall have received a copy of the resolutions of the board of the Company authorizing the execution, delivery and performance by the Company of this Amendment, certified by its secretary or assistant secretary, (iii) the Company shall have paid the structuring fee described in Section III(b) of this Amendment to Prudential, and (iv) Prudential shall have received such other documents and certificates as it may reasonably request relating to the Amendment and the transactions contemplated by the Amendment.

III.MISCELLANEOUS.

(a)Reference to and Effect on Agreement.  Upon the effectiveness of this Amendment, each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement as modified by this Amendment.  Except as specifically set forth in Section I hereof, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Agreement in the future, whether or not under similar circumstances.

(b)Structuring Fee.  The Company agrees to pay to Prudential on the date hereof a structuring fee of $50,000.00.  Such payment shall be made to Prudential at the address for payments specified in Schedule B to the Agreement, or by such other method or at such other address as Prudential shall specify to the Company in writing for such purpose.

(c)Expenses.   The Company hereby confirms its obligations under the Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential, all reasonable out-of-pocket costs and expenses, including attorneys' fees and expenses, incurred by them in connection with this Amendment and the transactions contemplated hereby, in enforcing any rights under this Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Amendment or the transactions contemplated hereby.

(d)Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

(e)Counterparts; Section Titles.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.  The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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[SIGNATURE PAGE TO FOLLOW]

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If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart of this Letter Amendment No. 5 to Senior Vice President, Secretary and General Counsel, Graybar Electric Company, Inc., 34 North Meramec Avenue, St. Louis, MO 63105.

Very truly yours,

GRAYBAR ELECTRIC COMPANY, INC.

By:  /s/ T. E. Carpenter
Name:  Timothy E. Carpenter
Title:    Vice President and Treasurer

Agreed as of the date first above written:

PGIM, INC.

By:  /s/ Brooke Ansel

Name:  Brooke Ansel

Title:   Vice President

SCHEDULE 5.3

DISCLOSURE MATERIALS

Filings	Filed/Effective	File/Film Number
8-K	2023-06-08	000-00255 231001519
DEFA14C	2023-04-28	000-00255 23861748
DEF 14C	2023-04-28	000-00255 23861733
ARS	2023-04-25	000-00255 23845868
10-Q	2023-04-24	000-00255 23839712
8-K	03-29-2023	000-00255 23775011
10-K	2023-03-16	000-00255 23737739
10-K	2023-03-09	000-00255 23718694
SC 13G/A	2023-02-10	0000205402-23-000003

All of the above filings by the Company or the Voting Trust with the United States Securities and Exchange Commission are incorporated herein by this reference.

Schedule 5.3

(to Private Shelf Agreement)

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY AND

OWNERSHIP OF SUBSIDIARY STOCK

(i) Subsidiaries of the Company

Entity Name	Jurisdiction of Incorporation, Formation or Organization	Percentage of Shares Held or Beneficially Owned (Domestic Subsidiaries Only)

Distribution Associates Incorporated	Missouri	100%
GRIPP, LLC (f/k/a 25 NC, LLC)	Missouri	100%
Gnewco, LLC	Delaware	100%
GBE Sub, LLC	Missouri	100%
Cape Electrical Supply Holding LLC	Delaware	100%
Cape Electrical Supply LLC	Delaware	100%
St. Louis-Metro Electric Supply, Inc.	Missouri	100%
Advantage Industrial Automation, Inc.	Georgia	100%
Michigan Utility Supply, LLC	Michigan	100%
Shepherd Electric Company, LLC(2)	Maryland	100%
Shepherd Electric Supply of Washington DC, LLC(2)	Delaware	100%
GBE2, LLC	Delaware	100%
Shingle & Gibb Automation, LLC	Delaware	100%
Steven Engineering Incorporated	California	100%
Walker Industrial Products, Inc.	Connecticut	100%
Valin Corporation(1)	California	100%
USAutomation(1)	California	100%
The Filter Factory, Inc.(1)	Delaware	100%
GBE3, LLC	Delaware	100%
Lab Development, LLC	Illinois	100%
Graybar Aus. Pty Ltd. Graybar Business Services, Inc.	Australia (Victoria) Missouri	100%
Graybar Electric Limited	Nova Scotia
Graybar Electric Canada Limited	Nova Scotia
Graybar Canada Limited	Nova Scotia
Graybar Energy Limited	Ontario
Électro-Mag Inc.	Quebec

Les Controles JAD Inc.	Quebec
Graybar de México S. de RL de CV Graybar Financial Services, Inc.	Mexico Missouri	100%
Graybar International, Inc.	Missouri	100%
Graybar Services, Inc.	Illinois	100%
Graybar Newfoundland Limited	Newfoundland & Labrador	*

(1)	Acquired effective May 1, 2023.
(2)	Acquired effective July 14, 2023

(ii)Affiliates of the Company

The Affiliates of the Company are as follows:

(1)Graybar Voting Trust.The Graybar Voting Trust, pursuant to the Voting Trust Agreement dated as of March 3, 2017, holds approximately 83% of the outstanding shares of the Company at March 31, 2023.

(2)Graybar Newfoundland Limited is the 49% general partner in Innunuk Traders Limited Partnership.

(iii)Directors and Executive Officers of the Company

K. M. Mazzarella	Chairman, President and Chief Executive Officer and Director
D. A. Bender	Director
D. E. DeSousa	Senior Vice President and General Manager and Director
M. W. Geekie	Senior Vice President, Secretary and General Counsel and Director
R. H. Harvey	Director
D. M. Meyer	Senior Vice President and Chief Financial Officer and Director
W. P. Mansfield	Senior Vice President, Strategy and Business Development and Director
D. G. Maxwell	Senior Vice President – Sales, and Director
B. L. Propst	Senior Vice President – Human Resources and Director

SCHEDULE 5.5

FINANCIAL STATEMENTS

See unaudited Company financial statements for and as of the period ended March 31, 2023 as filed by the Company with the Securities and Exchange Commission in its Form 10-Q filed on April 24, 2023.

Schedule 5.5

(to Private Shelf Agreement)

SCHEDULE 5.9

MOST RECENT CLOSED TAX YEAR

December 31, 2018

Schedule 5.9

(to Private Shelf Agreement)

SCHEDULE 5.15

EXISTING INDEBTEDNESS

1) There are various inter-company notes that are eliminated in consolidation.

2) Graybar Canada Limited overdraft line.

3) Indebtedness under the Fifth Amendment to Credit Agreement, dated March 29, 2023, by and among, the Company, Graybar Canada Limited and the lenders from time to time party thereto, Bank of America, N.A. as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer, and Bank of America, N.A., acting through its Canada Branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.

4) Notes issuable under the Senior Notes (none outstanding at Fifth Amendment Effective Date).

Schedule 5.15

(to Private Shelf Agreement)

SCHEDULE 10.3

Liens Securing	Obligor	Security
Various capital leases due in monthly installments, various maturities, long term debt for a vehicle, securing debt in Schedule 5.15	Graybar Electric Company, Inc., Cape Electrical Supply Holdings LLC & Cape Electrical Supply LLC	Computer Equipment, Buildings & Vehicles

Schedule 10.3

(to Private Shelf Agreement)

SCHEDULE 10.6

EXISTING INVESTMENTS

Graybar Management Services, LLC

GBE Sub, LLC

GBE2, LLC

GBE3, LLC

Advantage Industrial Automation, Inc.

Graybar Electric Limited

Graybar International, Inc.

Distribution Associates, Inc.

Graybar Financial Services, Inc.

Graybar Business Services, Inc.

Graybar AUST. PTY. LTD.

In addition to the subsidiaries listed above, the Company (and its subsidiaries) have outstanding investments in the subsidiaries and affiliates set forth in Schedule 5.4, which are incorporated by reference.

Schedule 10.6

(to Private Shelf Agreement)